                                                                     EXHIBIT 9.2

                              AENEID CORPORATION

                               VOTING AGREEMENT

          This Voting Agreement (the "Agreement") is made as of the 6/th/ day of
                                      ---------
October 1999, by and among Aeneid Corporation, a Delaware corporation (the "Company"), Bluestem Capital Partners II, L.P. ("Bluestem"), Edgewater Private Equity Fund II, L.P. ("Edgewater"), Vision Capital L.P. ("Vision", and together with Bluestem and Edgewater, the "Shareholders") and Daniel Putterman ("Putterman").

                                   AGREEMENT

          The parties agree as follows:

       1. Election of Putterman as Director.   At any meeting of the
          ---------------------------------
shareholders of the Company at which members of the Board of Directors of the Company are to be elected, or whenever members of the Board of Directors are to be elected by written consent, the Shareholders agree to vote or act with respect to their shares so as to elect Putterman as a member of the Company's Board of Directors.

     2.   Legends.  Each certificate representing shares of the Company's
          -------
capital stock held by the Shareholders or any assignee of the Shareholders shall bear the following legend:

          "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT."

       3. Termination.
          -----------

          3.1  Termination Events.  This Agreement shall terminate upon the
               ------------------
     latter of:

               (a)  One year from the date hereof;

               (b) An underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended; or

               (c) Notice to the Company or the Shareholders that Putterman does not wish to be reelected to the Company's Board of Directors.

          3.2  Removal of Legend. At any time after the termination of this
               -----------------
Agreement in accordance with Section 3.1, any holder of a stock certificate legended pursuant to Section 2 may surrender such certificate to the Company for removal of the legend, and the Company will duly reissue a new certificate without the legend.

     4.   Miscellaneous.
          -------------

          4.1  Successors and Assigns.  The terms and conditions of this
               ----------------------
Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          4.2  Amendments and Waivers.  Any term hereof may be amended or waived
               ----------------------
only with the written consent of the Shareholders and Putterman. Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon the Company, the Shareholders and Putterman, and each of their respective successors and assigns.

          4.3  Notices.  Any notice required or permitted by this Agreement
               -------
shall be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth on the signature page hereto, or as subsequently modified by written notice.

          4.4  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          4.5  Governing Law.  This Agreement and all acts and transactions
               -------------
pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

          4.6  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          4.7  Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          The parties hereto have executed this Voting Agreement as of the date first written above.

                              AENEID CORPORATION

                              By: /s/ Mark Elder
                                  -----------------------------
                              Name: Mark Elder
                                    ---------------------------
                                     (print)

                              Title: Director, Finance and Administration
                                     ---------------------------

                              Address:
                              282 Second Street, Suite 200
                              San Francisco, CA 94105
                              Fax Number: (415) 538-8558

                              BLUESTEM CAPITAL PARTNERS II, L.P.

                              By: /s/ Steve Kirby
                                 -------------------------------

                              Name: Steve Kirby
                                   -----------------------------
                                     (print)

                              Title: President of the General Partner
                                     ---------------------------

                              Address:
                              122 South Philips Avenue, Suite 300
                              Sioux Falls, SD 57104


                              EDGEWATER PRIVATE EQUITY II FUND, L.P.

                              By: /s/ Robert G. Allison
                                   -----------------------------

                              Name: Robert G. Allison
                                    ----------------------------
                                     (print)

                              Title: Partner
                                     ---------------------------

                              Address:
                              900 N. Michigan Avenue
                              Suite 1400
                              Chicago, IL

                              VISION CAPITAL L.P.

                              By: /s/ Dag Tellefsen
                                  -----------------------------

                              Name: Dag Tellefsen
                                   ----------------------------
                                     (print)

                              Title: General Partner
                                    ---------------------------

                              Address:
                              P.O. Box 76, Wests Center
                              St. Helier Jersey JE4 8PQ
                              Channel Islands

                              /s/ Daniel Putterman
                              ---------------------------------
                              DANIEL PUTTERMAN

                              Address:
                              282 Second Street, Suite 200
                              San Francisco, CA 94105
                              Fax Number: (415) 538-8558